Exhibit 32

Certification of the Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. §1350,
as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Tesco Corporation (the “Company”) on Form 10-K for the year ended December 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Julio M. Quintana, as President and Chief Executive Officer of the Company, and Robert L. Kayl, as Senior Vice President and Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	March 2, 2012	/s/ Julio M. Quintana
Julio M. Quintana
President and Chief Executive Officer

Date:	March 2, 2012	/s/ Robert L. Kayl
Robert L. Kayl
Senior Vice President and Chief Financial Officer

The foregoing certifications shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section. Such certifications will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Corporation specifically incorporates it by reference.

A signed original of this written statement required by Section 906 has been provided to the Corporation, and will be retained by the Corporation and furnished to the Securities and Exchange Commission or its staff upon request.